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                                                                  Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 24, 1999 (except for the matters discussed in Note 16 to the Consolidated Financial Statements, as to which the date is August 17, 1999) included in the Company's Report on Form 8-K/A dated May 10, 1999 and filed with the Commission on August 26, 1999 and to all references to our Firm included in this registration statement. Our initial report dated January 26, 1999 included in Excel Switching Corporation's Form 10-K for the year ended December 31, 1998 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                                   /s/ Arthur Andersen LLP

                                                   ARTHUR ANDERSEN LLP


Boston, Massachusetts
August 26, 1999